BRUCE FUND, INC
SCHEDULE OF INVESTEMENTS
June 30, 2002

COMMON STOCKS (31.83%)
No. of Shares		Issue			Cost	Market Value
Property-Casualty Insurance (1.29%)
700		RLI Corp.			          "$6,496"	"$35,700"
302,500		*Gainsco			          "93,375"	"12,100"
	Pharmacuetical/Drug Delivery (9.05%)
13,600		*Atrix Labs		           113,931     302,600
6,000		*Elan			           "75,310"	"32,820"
	Life Science Products (2.47%)
"5,000"		*Serologicals		            "20,725"	"91,450"
	Health Services (7.65%)
"10,071"		*Assisted Living			"60,771"	"30,213"
"103,000"	*Health Grades			"13,325"	"6,180"
"25,000"		*America Service Group		"138,994"246,750"
	Energy Services (5.87%)
"24,000"		"*Team, Inc."			"64,920"	"217,200"
	Misc. Services (5.50%)
"4,000"		*Amerco			               "72,590"	"59,160"
"40,000"		*Rural Metro			"75,938"	"144,400"
			Total Common Stocks	736,375  1,178,573"
PREFERRED STOCK (6.62%)
	Utility Services (6.62%)
"6,000"	AES Convt. C 6.75%		"167,655"	"113,100"
"6,000"	Calpine 5.0% due 8-1-05		"161,050"	"132,000"
		Total Preferred Stocks	"328,705"	"245,100"
BONDS (57.75%)
Principal		Issue			Cost	Market Value
	U.S. Government (29.67%)
"$4,000,000"U.S. Treasury ""Strips"" bp due 8-15-2028"    860,066"	"865,000"
"$1,000,000""U.S. Treasury ""Strips"" cpn due 2-15-2027" "218,120""233,750"
			Total U.S. Government	1,078,186"  "1,098,750"
	Corporate (5.27%)
"$150,000"	Rural Metro 7.875% due 3-15-2008	55,500"	"108,750"
"$200,000"	*Worldcom 8.25% due 5-15-2031(flat)	85,000"	"32,000"
"$60,454"	Assisted Living 10% due 1-1-2009	54,175"	"54,408"
			Total Corporate Bonds	194,675"	"195,158"
	Corporate Convertibles (22.81%)
"$200,000"	Res-Care 6.00% due 12-1-2004	125,750"158,000"
"$250,000"	Viropharma 6.00% due 3-1-2007	100,937"	"91,250"
"$100,000"	Alexion 5.75% due 3-15-2007	61,125"	"63,500"
"$200,000"	*Adelphia 6.00% due 2-15-2006(flat)	91,750"	"17,000"
"$100,000"	Curagen 6.00% due 2-2-2007	65,000"	"70,000"
"$700,000"	*Drug Emporium 7.75% (liquidating)	0	"$7,000"
"$400,000"	Internet Capital 5.50% due 12-21-2004	117,000"  112000
"$100,000"	Sepracor 5.00% due 2-15-2007	63,750"	  "57,000"
"$400,000"	Ibasis 5.75% due 3-15-2005		93,000"	"128,000"
"$600,000"	Level 3 Comm. 6.00% due 3-15-2010	113,000" "141,000"
			Total Corporate Convertibles	831,312" "844,750"

			Total Bonds	"$2,104,173"	"$2,138,658"

			Total Investments (96.20%)	"$3,169,253""$3,562,331"

			"Cash, other assets less liabilities (3.80%)"$140,758"

			TOTAL NET ASSETS (100%)	"$3,703,089"

The accompanying notes to financial statements are an integral part of this schedule

	*Non-cash income producing